Exhibit 99.2

For Immediate Release

Cleantech Solutions International Announces Conference Call to Discuss Second Quarter 2013 Financial Results

Wuxi, China, August 12, 2013 - Cleantech Solutions International, Inc. ("Cleantech Solutions" or "the Company") (CLNT), a manufacturer of metal components and assemblies, primarily used in various clean technology and manufacturing industries, today announced that it will conduct a conference call at 9:00 a.m. Eastern Time on Thursday, August 15, 2013 to discuss financial results for the quarter ended June 30, 2013.

Mr. Ryan Hua, Vice President of Operations, and Mr. Adam Wasserman, Chief Financial Officer, will host the conference call. The Company will release its financial results for the quarter ended June 30, 2013 prior to the call.

To participate in the live conference call, please dial the following number five to ten minutes prior to the scheduled conference call time: (800) 860-2442. International callers should dial (412) 858-4600.
If you are unable to participate in the conference call at this time, a replay will be available starting an hour after the conference call through 10:00 A.M. ET August 23, 2013. To access the replay, dial (877) 344-7529. International callers dial (412) 317-0088, and enter conference number: 10032787.

About Cleantech Solutions International

Cleantech Solutions is a manufacturer of metal components and assemblies, primarily used in clean technology industries. The Company supplies forging products, fabricated products and machining services to a range of clean technology customers and supplies dyeing and finishing equipment to the textile industry. Cleantech Solutions is committed to achieving long-term growth through ongoing technological improvement, capacity expansion, and the development of a strong customer base. The Company's website is www.cleantechsolutionsinternational.com. Any information on the Company's website or any other website is not a part of this press release.

Safe Harbor Statement

This release contains certain "forward-looking statements" relating to the business of the Company and its subsidiary and affiliated companies. These forward looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions. Such forward looking statements involve known and unknown risks and uncertainties that may cause actual results to be materially different from those described herein and in the conference call referred to in this press release as anticipated, believed, estimated or expected. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website, including factors described in "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Form 10-K for the year ended December 31, 2012 and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Form 10-Q for the quarter ended March 31, 2013. All forward-looking statements attributable to the Company or to persons acting on its behalf are expressly qualified in their entirety by these factors other than as required under the securities laws. The Company does not assume a duty to update these forward-looking statements.

Company Contact:
Cleantech Solutions International, Inc.
Adam Wasserman, CFO
E-mail: adamw@cleantechsolutionsinternational.com
Web: www.cleantechsolutionsinternational.com

Elaine Ketchmere
Compass Investor Relations
Phone: 310-528-3031
E-mail: eketchmere@compass-ir.com

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